Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KYTHERA Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan and KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan of our report dated March 17, 2014, with respect to the financial statements of KYTHERA Biopharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

February 13, 2015